UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 29, 2007
INN OF THE MOUNTAIN GODS RESORT AND CASINO
(Exact Name of Registrant as Specified in Charter)

Not Applicable (State or Other Jurisdiction of Incorporation)	333-113140 (Commission File Number)	75-3158926 (IRS Employer Identification No.)

287 Carrizo Canyon Road Mescalero, New Mexico (Address of Principal Executive Offices)	88340 (Zip Code)
Registrant’s telephone number, including area code: (505) 464-7777
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-10.1

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     As reported in our Form 8-K dated July 25, 2007, the management board (the “Board”) of Inn of the Mountain Gods Resort and Casino (the “Company”) appointed Mrs. Karen S. Braswell as the Chief Financial Officer of the Company, effective as of August 1, 2007. A copy of the Executive Employment Agreement (“Employment Agreement”) for Mrs. Braswell is attached to this Report as Exhibit 10.1. On August 29, 2007, the Tribal Council of the Mescalero Apache Tribe (the “Tribe”) (the Company is an enterprise of the Tribe) elected to terminate Mrs. Braswell’s employment with the Company, effective immediately. Accordingly, Mrs. Braswell is no longer employed by the Company. Pursuant to the Employment Agreement, Mrs. Braswell is entitled to receive her current base salary, benefits and allowances for 6 months or until she has secured other employment with another employer.
     We are seeking a candidate for Chief Financial Officer and believe the remaining financial staff of the Company will be adequate to perform all financial and accounting related activities at this time. Pending the appointment of a Chief Financial Officer, management has appointed Pamela Gallegos as our interim Chief Financial Officer for the purpose of making the certifications required by the Sarbanes-Oxley Act of 2002. Mrs. Gallegos was hired as the Company’s Casino Comptroller in December of 2006 and has served as the Company’s Director of Finance since August 1, 2007. Mrs. Gallegos has a master’s degree in Business Administration and Health Care Management.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.
10.1 Employment Agreement, dated July 25, 2007 by and between Mrs. Braswell and Inn of the Mountain Gods Resort and Casino.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INN OF THE MOUNTAIN GODS RESORT AND CASINO
Dated: September 5, 2007	By:	/s/ Brian D. Parrish
Brian D. Parrish
Chief Operating Officer